                         THE BLACKROCK CLOSED-END TRUSTS
                 AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

            The Board of Trustees of each of the participating management investment companies listed on Schedule A (as such schedule may be amended from time to time) attached hereto and made a part hereof (each a "Participating
Fund" and collectively, the "Participating Funds"), established the BlackRock
Funds Deferred Compensation Plan, effective as of February 24, 2000. The
BlackRock Funds Deferred Compensation Plan was amended and restated effective as of September 27, 2002 (as amended and restated, the "Plan"). The purpose of the
Plan is to provide eligible trustees of Participating Funds, the opportunity to defer the receipt of all or a portion of the amounts payable to them as compensation for services rendered as members of the Board of Trustees of the respective funds.

1.    DEFINITIONS

            1.1   Definitions. Unless a different meaning is plainly implied by the context, the following terms as used in the Plan shall have the following meanings:

            The term "Administrator" shall mean BlackRock Advisors, Inc., in its capacity as the administrator of the Plan on behalf of the Participating Funds.

            The term "Advisor" shall mean BlackRock Advisors, Inc. and its affiliates.

            The term "Board" shall mean the Board of Trustees of each respective
Participating Fund.

            The term "Deferral Share Account" shall mean a book entry account maintained to reflect the number and value of shares of Eligible Investments that the Administrator determines could have been purchased with an Eligible
Trustee's Deferred Compensation as provided in this Plan and any earnings thereon.

            The term "Eligible Investment" shall mean a fund managed by the
Advisor and designated by the Participating Funds from time to time as an investment medium that may be chosen by an Eligible Trustee in which such
Trustee's Deferred Compensation may be deemed to be invested, provided that any
Eligible Investment that is a term trust and also the Participating Fund from which an Eligible Trustee's deferred compensation is paid, is not an Eligible
Investment that may be chosen by such Trustee as an investment medium for such deferred compensation.

            The term "Eligible Trustee" shall mean a member of the Board who is not an "interested person" of a Participating Fund or of BlackRock, as such term is defined

under Section 2(a)(1) of the Investment Company Act of 1940, as amended (the
"1940 Act").

            The term "Exchange" shall mean the principal stock exchange on which common shares of an Eligible Investment trade.

            The term "Fair Market Value" shall mean, with respect to a date, on a per share basis, the closing price of an Eligible Investment, as reported on the consolidated tape of the Exchange on such date or, if the Exchange is closed on such date, the next succeeding date on which it is open.

            The term "Participating Funds" shall mean those registered investment management companies for which the Advisor serves or will serve in the future as investment manager, whether existing at the time of adoption of the Plan or established at a later date, designated by each respective Board as a fund from which compensation may be deferred by an Eligible Trustee.
Participating Funds shall be listed on Schedule A to the Plan, provided that failure to list a Participating Fund on Schedule A shall not affect its status as a Participating Fund.

            The term "Valuation Date" shall mean the last business day of each calendar quarter and any other day upon which the Participating Fund makes valuations of the Deferral Share Accounts.

            1.2   Trustees and Directors. Where appearing in the Plan, "Trustee"
shall also refer to "Director" and "Board of Trustees" shall also refer to
"Board of Directors."

            1.3   Separate Plan for each Participating Fund. The Plan is
drafted, and shall be construed, as a separate Plan between each Eligible
Trustee and each Participating Fund.

2. DEFERRALS

            2.1   Deferral Elections.

                  (a)   An Eligible Trustee participating in the Plan (a
"Participant") may elect to defer receipt of all, or a specified dollar amount or percentage of the compensation (including fees for attending meetings) earned by such Eligible Trustee for serving as a member of the Board or as a member of any committee (or subcommittee of such committee) of the Board of which such
Eligible Trustee from time to time may be a member (the "Deferred
Compensation"). Expenses of attending meetings of the Board, committees of the
Board or subcommittees of such committees or other reimbursable expenses may not be deferred.

                                        2

                  (b)   Deferrals shall be withheld from each payment of
compensation by the Participating Fund to the Participant based upon the percentage or dollar amount elected by the Participant under Section 2.3 hereof.

                  (c)   The Participant may modify the amount of such
Participant's Deferred Compensation on a prospective basis by submitting to the
Participating Fund a revised election to defer form prior to the end of the calendar year in which the revised election is submitted. Such change will be effective as of the first day of the calendar year following the date such revision is submitted; provided, however, that if such modification was made on or after October 1st, the change will not be effective until April 1st of the following calendar year.

            2.2   Manner of Election.

                  (a)   An Eligible Trustee shall elect to participate in the
Plan and defer compensation by completing, signing and filing with the
Participating Fund an election to defer in such written form as may be prescribed (the "Election"). The Election shall include:

                        (i)   The amount or percentage of compensation to be
      deferred;

                        (ii)  The method of payment of Deferred Compensation
      (i.e., in a lump sum or the number of installments);

                        (iii) The time or times of payment of the Deferred
      Compensation;

                        (iv)  The Eligible Investments selected by the Trustee
      for the Deferred Compensation; and

                        (v)   Any beneficiary(ies) designated by the Eligible
      Trustee pursuant to Section 3.2 of the Plan.

                  (b)   Each Eligible Trustee's receipt of compensation shall be
deferred until the first to occur of any of the following events:

                        (i)   The date which such Eligible Trustee ceases to be
      a Trustee of the Participating Fund;

                        (ii) A date selected by such Eligible Trustee as
      specified on the Trustee's Election;

                                        3

                        (iii) A date on which some future event occurs which is
      not within the Eligible Trustee's control, as specified on the Trustee's
      Election;

                        (iv)  Upon the death of the Eligible Trustee;

                        (v)   In the sole discretion of the Participating Fund,
      upon disability or financial hardship of the Eligible Trustee;

                        (vi)  The effective date of the sale or liquidation of
      the Participating Fund or to comply with applicable law; or

                        (vii) Upon termination of the Plan in accordance with
      Section 4.5 hereof.

            2.3   Period of Deferrals.

                  (a)   Any Election by an Eligible Trustee pursuant to the Plan
shall be irrevocable from and after the date on which such Election is filed with the Participating Fund and shall be effective to defer compensation of an
Eligible Trustee as follows:

                        (i)   As to any Eligible Trustee in office on the
      original effective date of the Plan (prior to any amendments or restatements) who files an Election no later than thirty (30) days after such effective date, such Election shall be effective to defer any compensation which is earned by the Eligible Trustee after the date of the filing of the Election, or such effective date of the Plan, if later;

                        (ii)  As to any individual who becomes an Eligible
      Trustee after the original effective date of the Plan and who files an
      Election within thirty (30) days of becoming an Eligible Trustee, such
      Election shall be effective to defer any compensation which is earned by the Eligible Trustee after the date of the filing of the Election, or the effective date of the Plan, if later;

                        (iii) As to any other Eligible Trustee, the Election
      shall be effective to defer any compensation that is earned from and after the first day of the calendar year next succeeding the calendar year in which the Election is filed; and

                        (iv)  Any Elections in effect on the date this Plan is
      amended and restated shall remain in effect so that a Participant need not execute new a Election.

                                        4

                  (b)   A Participant may revoke such Participant's Election at
any time by filing a written notice of termination with the Participating Fund.
Any compensation earned by the Participant after receipt of the notice by the
Participating Fund shall be paid currently and no longer deferred as provided in the Plan.

                  (c)   A Participant who has filed a notice to terminate
deferral of compensation may thereafter again file a new Election pursuant to
Section 2.2(a) hereof effective for any calendar year subsequent to the calendar year in which the new Election is filed; provided, however, that if the notice to terminate the deferral is filed on or after October 1st, the new Election shall not become effective until April 1st of the following calendar year.

            2.4   Valuation of Deferral Share Account.

                  (a)   Deferred Compensation will be deferred on the date it
otherwise would have been paid to a Participant (the "Deferral Date"). Each
Participating Fund will establish a Deferral Share Account for each Participant that will be credited with all or a portion of the Participant's Deferred
Compensation from time to time in accordance with this Plan. The amount initially credited to a Participant's Deferral Share Account in connection with each Deferred Compensation amount shall be determined by reference to the number of whole shares of Eligible Investments selected by the Participant that the
Deferred Compensation could have purchased at the Fair Market Value per share of such Eligible Investments on a date on or about the Deferral Date (less any brokerage fees payable upon the acquisition of shares of such in the open market). Deferred Compensation shall be credited to the Deferral Share Account as soon as reasonably practicable after the Deferral Date, as determined by the
Administrator in its sole discretion. Deferred Compensation not credited to the
Deferral Share Account on or about the Deferral Date (e.g., because the remaining amount is not sufficient to purchase an additional whole share of
Eligible Investments selected by the Participant or for any other reason) shall be credited to the Deferral Share Account as soon as reasonably practicable, as determined by the Administrator in its sole discretion (i.e., as soon as such amount, when taken together with other uncredited amounts, is sufficient to purchase a whole share of an Eligible Investment as selected by the
Participant).

                  (b)   On each Valuation Date, each Deferral Share Account will
be credited or debited with the amount of gain or loss that would have been recognized had the Deferral Share Account been invested in the Eligible
Investments designated by the Participant. Each Deferral Share Account will be credited with the Fair Market Value of shares that would have been acquired through reinvestment of dividends and capital gains distributed as if the amount of Deferred Compensation represented by such Deferral Share Account had been invested and reinvested in shares of the Eligible Investments designated by the
Participant. Each Participating Fund shall, from time to time, further adjust the Participant's Deferral Share Account to reflect the value which would have

                                        5

been earned as if the amount of Deferred Compensation credited to such Deferral
Share Account had been invested and reinvested in shares of the Eligible
Investments designated by the Participant, as determined by the Administrator in its sole discretion in accordance with this Plan.

                  (c)   The Deferral Share Account shall be debited to reflect
any distributions as of the date such distributions are made in accordance with
Section 3 of the Plan.

            2.5   Investment of Deferral Share Account.

                  (a)   The Participating Funds shall from time to time
designate one or more funds eligible for investment. A Participant, at the time of Election, shall have the right to select from the then-current list of
Eligible Investments one or more Eligible Investments in which amounts deferred shall be deemed invested as set forth in Section 3. The Participant may select from the Eligible Investments to which all or part of the amounts in the
Deferral Share Account shall be deemed to be invested. If, as the result of the requirement that notional purchases of Eligible Investments be made in whole shares as set forth in Section 2.4 or for any other reason, not all of a
Participant's Deferred Compensation has been credited to the Deferral Share
Account, the cash balance of such Deferred Compensation shall be held until the next Valuation Date on which the Administrator determines, in its sole discretion, that it is reasonably practicable to make a notional purchase
(debiting the cash balance of the Participant's Deferred Compensation) of one or
more Eligible Investments then selected by the Participant.

                  (b)   The Participant shall make investment designations at
the time such Participant files the Election with the Participating Fund which shall remain effective until another valid direction has been made by the
Participant as herein provided. The Participant may amend the investment designations only once each calendar year by giving written notice at least thirty (30) days prior to the end of such calendar year. A timely change to a
Participant's investment designation shall become effective for future Deferred
Compensation as soon as practicable following receipt of notice by the
Participating Fund.

                  (c)   The Eligible Investments deemed to be made available to
the Participant, and any restrictions or limitation on the maximum or minimum percentages of the Participant's Deferral Share Account that may be invested in any Eligible Investment, shall be the same as from time-to-time communicated to the Participant.

                  (d)   A Participant may elect to transfer Deferred
Compensation from one Eligible Investment to a different Eligible Investment, provided that in no event may any such election become effective sooner than six
(6) months following the last date on which Deferred Compensation was allocated to the former Eligible Investment, and the Participant shall not be permitted to defer any compensation earned after such date to such former Eligible Investment

                                        6

for a period of six (6) months from the date of such transfer. A transfer election shall be made by written notice signed by the Participant and filed with the Participating Fund.

                  (e)   Notwithstanding the foregoing, the Participating Funds
may, from time to time, remove any fund from or add any fund to the list of
Eligible Investments. If the Participating Funds discontinue an Eligible
Investment, the Participant shall complete and file an election to transfer the amounts deferred in the discontinued Eligible Investment to such other then-current Eligible Investment. In the event that the Participant shall fail to timely elect a new Eligible Investment, such amounts shall be transferred to an Eligible Investment that the Participating Fund deems appropriate.

                  (f)   Except as provided below, the Participant's Deferral
Share Account shall be deemed to be invested in accordance with the
Participant's Election, provided such Election conforms to the provisions of this Section. If --

                        (i)   the Participant does not furnish complete, written
      investment instructions; or

                        (ii)  the written investment instructions from the
      Participant are unclear,

the Participant's Deferral Share Account shall be deemed to be invested in such other then-current Eligible Investments as the Participating Funds shall select, until such time as the Participant shall provide complete investment instructions.

3. DISTRIBUTIONS FROM DEFERRAL SHARE ACCOUNT

            3.1   Distribution Election.

            The aggregate value of a Participant's Deferral Share Account and any Deferred Compensation held in cash and not yet credited to a Participant's
Deferral Share Account will be paid in a lump sum or in ten (10) or fewer annual installments, as specified in the Participant's Election (or Elections).
Distributions will be made as of the first business day of January of the calendar year following the calendar year in which the Participant ceases being a Trustee or on such other dates as the Participant may specify in such Election
(or Elections), which shall not be earlier than six (6) months following the
Election.

                  (a)   If a Participant elects installment payments, the unpaid
balance in the Participant's Deferral Share Account shall continue to accrue earnings and dividend equivalents, computed in accordance with the provisions of
Section 2.4, and

                                        7

shall be prorated and paid over the installment period. The amount of the first payment shall be a fraction of the then Fair Market Value of such Participant's
Deferral Share Account, the numerator of which is one, and the denominator of which is the total number of installments; provided that cash not yet credited to a Participant's Deferral Share Account, if any, will be added to such amount as a part of the first payment. The amount of each subsequent payment shall be a fraction of the then Fair Market Value of the Participant's Deferral Share
Account remaining after the prior payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

                  (b)   All payments shall be in cash; provided, however, if a
lump sum payment is elected, the Participant may elect to receive payment in full and fractional shares of the Eligible Investments selected by such
Participant at Fair Market Value at the time of payment of the amounts credited to the Participant's Deferral Share Account; provided, further, that any
Deferred Compensation held in cash will be distributed in cash. Any such election shall be filed in writing by the Participant with the Participating
Fund at least ten (10) business days prior to the date which such payment is to be made.

                  (c)   A Participant may at any time, and from time to time,
change any distribution election applicable to such Participant's Deferral Share
Account, provided that no election to change the timing of any distribution shall be effective unless it is made in writing and received by the
Participating Fund at least six (6) months prior to the earlier of (i) the time at which the Participant ceases to be a Trustee or (ii) the time such distribution shall commence.

            3.2   Death Prior to Complete Distribution. In the event of a
Participant's death prior to distribution of all amounts in such Participant's
Deferral Share Account, notwithstanding any Election made by the Participant and notwithstanding any other provision set forth herein, the value of such Deferral
Share Account plus any Deferred Compensation held in cash shall be paid in a lump sum in accordance with the provisions of the Plan as soon as reasonably possible to the Participant's designated beneficiary(ies) (the "Beneficiary")
or, if such Beneficiary(ies) does not survive the Participant or no beneficiary is designated, to such Participant's estate. Any Beneficiary(ies) so designated by a Participant may be changed at any time by notice in writing from such
Participant to the Participating Fund. All payments under this subsection shall otherwise be paid in accordance with Section 3.1 hereof.

            3.3   Payment in Discretion of Participating Funds.

            Amounts deferred hereunder, based on the then adjusted value of the
Participant's Deferral Share Account as of the Valuation Date next following plus any

                                        8

Deferred Compensation held in cash, may become payable to the Participant in the discretion of the Participating Fund:

                  (a)   Disability. If the Participating Fund finds on the basis
of medical evidence satisfactory to it that the Participant is prevented from engaging in any suitable gainful employment or occupation and that such disability will be permanent and continuous during the remainder of such
Participant's life, the Participating Fund shall distribute the amounts in the
Participant's Deferral Share Account plus any Deferred Compensation held in cash in a lump sum or in the number of installments previously selected by the
Participant.

                  (b)   Financial Hardship. If the Participant requests and if
the Participant provides evidence of financial hardship, the Participating Fund may, in its sole and absolute discretion, permit a distribution of all or a portion of the Participant's Deferral Share Account plus any Deferred
Compensation held in cash prior to the date on which payments would have commenced under Section 3.1.

            3.4   Acceleration of Payments.

                  (a)   In the event of the liquidation, dissolution or winding
up of a Participating Fund or the distribution of all or substantially all of a
Participating Fund's assets and property to its shareholders (for this purpose a sale, conveyance or transfer of a Participating Fund's assets to a trust, partnership, association or another corporation in exchange for cash, shares or other securities with the transfer being made subject to, or with the assumption by the transferee of, the liabilities of such Participating Fund shall not be deemed a termination of such Participating Fund or such a distribution), the entire unpaid balance of the Participant's Deferral Share Account plus any
Deferred Compensation held in cash of such Participating Fund shall be paid in a lump sum as of the effective date thereof.

                  (b)   The Participating Funds are empowered to accelerate the
payment of deferred amounts to all Participants and Beneficiaries in the event that there is a change in law which would have the effect of adversely affecting such persons rights and benefits under the Plan if acceleration did not occur.

4.    MISCELLANEOUS

            4.1   Statements of Account.

            The Participating Funds will furnish each Participant with a statement setting forth the value of such Participant's Deferral Share Account plus any Deferred Compensation held in cash as of the end of each calendar year and all credits and debits of such Deferral Share Account or to any Deferred
Compensation held in cash during

                                        9

such year. Such statements will be furnished no later than sixty (60) days after the end of each calendar year.

            4.2   Rights in Deferral Share Account.

            Credits to the Deferral Share Accounts or to any Deferred
Compensation held in cash shall (i) remain part of the general assets of the
Participating Funds, (ii) at all times be the sole and absolute property of the
Participating Funds and (iii) in no event be deemed to constitute a fund, trust or collateral security for the payment of the Deferred Compensation to which
Participants are entitled. The right of the Participant or any Beneficiary or estate to receive future payment of Deferred Compensation under the provisions of the Plan shall be an unsecured claim against the general assets of the
Participating Funds, if any, available at the time of payment. A Participating
Fund shall not reserve or set aside funds for the payment of its obligations hereunder by any form of trust, escrow, or similar arrangement. The arrangement described in this Plan shall be "unfunded" for U.S. federal income tax purposes and for purposes of the Employee Retirement Security Income Act of 1974, as
amended.

            4.3   Non-Assignability.

            The rights and benefits of Participants under the Plan and any other person or persons to whom payments may be made pursuant to the Plan shall not be subject to alienation, assignment, pledge, transfer or other disposition, except as otherwise provided by law.

            4.4   Interpretation and Administration.

            The Participating Funds shall have the general authority to interpret, construe and implement provisions of the Plan and to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as shall be from time to time, deemed advisable. Any determination by the
Participating Funds shall be final and conclusive.

            4.5   Amendment and Termination.

            The Participating Funds may in their sole discretion amend or terminate the Plan at any time. No amendment or termination shall adversely affect any then existing deferred amounts or rights under the Plan. Upon termination of the Plan, the remaining balance of the Participant's Deferral
Share Account plus any Deferred Compensation held in cash shall be paid to the
Participant (or to a beneficiary, as the case may be), in a lump sum as soon as practicable but no more than thirty (30) days following termination of the Plan.

                                       10

            4.6   Incapacity.

            If the Participating Funds shall receive satisfactory evidence that the Participant or any Beneficiary entitled to receive any benefit under the
Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Participant or Beneficiary and that no guardian, committee or other representative of the estate of the Participant or Beneficiary shall have been duly appointed, the Participating Funds may make payment of such benefit otherwise payable to the Participant or Beneficiary to such other person or institution and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

            4.7   Payments Due Missing Persons.

            The Participating Funds shall make a reasonable effort to locate all persons entitled to benefits under the Plan. However, notwithstanding any provisions of the Plan to the contrary, if, after a period of five (5) years from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Participating Funds shall send a certified letter to all such persons to their last known address advising them that their benefits under the Plan shall be suspended. Any such suspended amounts shall be held by the Participating Funds for a period of three (3) additional years (or a total of eight (8) years from the time the benefits first become payable) and thereafter, if unclaimed, such amounts shall be forfeited, subject to applicable laws in the jurisdiction in which the respective Participating Fund is organized.

            4.8   Agents.

            The Participating Funds may employ agents and provide for such clerical, legal, actuarial, accounting, advisory or other services as they deem necessary to perform their duties under the Plan. The Participating Funds shall bear the cost of such services and all other expenses incurred in connection with the administration of the Plan.

            4.9   Governing Law.

            All matters concerning the validity, construction and administration of the Plan shall be governed by the laws of the state in which the respective
Participating Fund is organized.

            4.10  Non-Guarantee of Status.

            Nothing contained in the Plan shall be construed as a contract or guarantee of the right of the Participant to be, or remain as, a Trustee of any of the Participating

                                       11

Funds or to receive any, or any particular rate of, compensation from any of the
Participating Funds.

            4.11  Counsel.

            The Participating Funds may consult with legal counsel with respect to the meaning or construction of the Plan, their obligations or duties hereunder or with respect to any action or proceeding or any question of law, and they shall be fully protected with respect to any action taken or omitted by them in good faith pursuant to the advice of legal counsel.

            4.12  Entire Plan.

            The Plan contains the entire understanding between the Participating
Funds and the Participant with respect to the payment of non-qualified elective deferred compensation by the Participating Funds to the Participant.

            4.13  Non-liability of Administrator and Participating Funds.

            Interpretations of, and determinations (including factual
determinations) related to, the Plan made by the Administrator or Participating
Funds in good faith, including any determinations of the amounts of the Deferral
Share Accounts, shall be conclusive and binding upon all parties; and the
Administrator, the Participating Funds and their officers and Trustees shall not incur any liability to the Participant for any such interpretation or determination so made or for any other action taken by it in connection with the
Plan in good faith.

            4.14  Successors and Assigns.

            The Plan shall be binding upon, and shall inure to the benefit of, the Participating Funds and their successors and assigns and to the Participants and their heirs, executors, administrators and personal representatives.

            4.15  Severability.

            In the event any one or more provisions of the Plan are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

            4.16  Rule 16b-3 Compliance.

            It is the intention of the Participating Fund that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the
Securities Exchange Act of

                                       12

1934, as amended. Therefore, if any transaction under the Plan is found not to be in compliance with Section 16(b), the provision of the Plan governing such transaction shall be deemed amended so that the transaction does so comply and is so exempt, to the extent permitted by law and deemed advisable by the
Participating Fund, and in all events the Plan shall be construed in favor of its meeting the requirements of an exemption.

                                       13

            IN WITNESS WHEREOF, each Participating Fund has caused this Plan to be executed by one of its duly authorized officers, as of this [ ] day of
[       ].

                                         By:____________________________________
                                         Name:
                                         Title:

Witness:_______________________________
Name:
Title:

                                       14

                                                                      SCHEDULE A

                                 BLACKROCK FUNDS
                           DEFERRED COMPENSATION PLAN

                               PARTICIPATING FUNDS

BlackRock Advantage Term Trust
BlackRock Broad Investment Grade 2009 Term Trust
BlackRock California Insured Municipal 2008 Term Trust
BlackRock California Insured Municipal Income Trust
BlackRock California Investment Quality Municipal Trust
BlackRock California Municipal 2018 Term Trust
BlackRock California Municipal Bond Trust
BlackRock California Municipal Income Trust
BlackRock California Municipal Income Trust II
BlackRock Core Bond Trust
BlackRock Dividend Achievers Trust
BlackRock Enhanced Dividend Achievers(TM) Trust
BlackRock Florida Insured Municipal 2008 Term Trust
BlackRock Florida Insured Municipal Income Trust
BlackRock Florida Investment Quality Municipal Trust
BlackRock Florida Municipal 2020 Term Trust
BlackRock Florida Municipal Bond Trust
BlackRock Florida Municipal Income Trust
BlackRock Global Energy and Resources Trust
BlackRock Global Opportunities Equity Trust
BlackRock Global Floating Rate Income Trust
BlackRock Health Sciences Trust
BlackRock High Income Shares Trust
BlackRock High Yield Trust
BlackRock Income Opportunity Trust
BlackRock Income Trust
BlackRock Insured Municipal 2008 Term Trust Inc.
BlackRock Insured Municipal Income Trust
BlackRock Insured Municipal Term Trust
BlackRock Investment Quality Municipal Trust
BlackRock Limited Duration Income Trust
BlackRock Maryland Municipal Bond Trust
BlackRock Municipal 2018 Term Trust
BlackRock Municipal 2020 Term Trust
BlackRock Municipal Bond Trust
BlackRock Municipal Income Trust
BlackRock Municipal Income Trust II

BlackRock Municipal Target Term Trust
BlackRock New Jersey Investment Quality Municipal Trust
BlackRock New Jersey Municipal Bond Trust
BlackRock New Jersey Municipal Income Trust
BlackRock New York Insured Municipal 2008 Term Trust
BlackRock New York Insured Municipal Income Trust
BlackRock New York Investment Quality Municipal Trust
BlackRock New York Municipal 2018 Term Trust
BlackRock New York Municipal Bond Trust
BlackRock New York Municipal Income Trust
BlackRock New York Municipal Income Trust II
BlackRock Pennsylvania Strategic Municipal Trust
BlackRock Preferred Opportunity Trust
BlackRock Strategic Bond Trust
BlackRock Strategic Dividend Achievers Trust
BlackRock Strategic Municipal Trust
BlackRock Virginia Municipal Bond Trust
BlackRock World Investment Trust
BlackRock Long-Term Municipal Advantage Trust
Partners Balanced Trust
S&P Quality Rankings Global Equity Managed Trust

                                                                      SCHEDULE B

                              ELIGIBLE INVESTMENTS

You may choose from the following eligible investments:

BlackRock Advantage Term Trust
BlackRock Broad Investment Grade 2009 Term Trust
BlackRock Core Bond Trust
BlackRock High Yield Trust
BlackRock Income Opportunity Trust
BlackRock Income Trust
BlackRock Strategic Bond Trust

                           BLACKROCK CLOSED-END TRUSTS
                           DEFERRED COMPENSATION PLAN

                             Deferral Election Form

            The undersigned hereby elects to participate in the Deferred
Compensation Plan ("Plan") in accordance with the elections made in this
Deferral Election Form.

1.    Amount Deferred

            I hereby elect to defer compensation earned as a Trustee which are earned subsequent to the date of this election, as follows:

            [_] All fees; or

            [_] __________% of fees.

            [_] $_________ of fees.

2.    Investment Choice

            I hereby elect to have the deferred compensation valued by an investment in the Eligible Investments as set forth on the attachment to this
Deferral Election Form. I understand that I may change this election by giving written notice at least thirty (30) days prior to the end of each calendar year.

3.    Time of Payment

            I hereby elect to be paid as follows:

            [_] On the first business day in January of the calendar year following the calendar year in which I cease to be a Trustee; or

            [_] On the following other date or event:

4.    Number of Payments

            I hereby elect to receive payment as follows:

            [_] Entire amount in a lump sum; or

            [_] In _____________ annual installments (not to exceed 10).

            I hereby relinquish and release any and all rights to receive payment of the deferred amounts except in accordance with the Plan.

Executed this ___ day of, _____

                                         _______________________________________
                                         Trustee's Signature

Received and accepted by the Participating Funds:

By: _________________________________

Date: _______________________________

                           BLACKROCK CLOSED-END TRUSTS
                           DEFERRED COMPENSATION PLAN

                           Designation of Beneficiary

The undersigned hereby designates the person or persons named below as the beneficiary(ies) of any benefits which may become due according to the terms and conditions of the BlackRock Funds Deferred Compensation Plan (the "Plan") in the
event of my death.

            [_] To my Estate: or

            [_] To the following beneficiaries:

            Primary:    ________________________________________________________

                        ________________________________________________________

                        ________________________________________________________
                        (Name, address and relationship) if living, or if not
                        living at my my death, to my Estate.

            Secondary:  ________________________________________________________

                        ________________________________________________________

                        ________________________________________________________
                        (Name, address and relationship) if living, or if not
                        living at my my death, to

I hereby revoke all prior beneficiary designation(s) made under the terms of the
Plan by execution of this form.

Executed this      day of               ,______

                                         _______________________________________
                                         Trustee's Signature